Exhibit 10.24
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
2023 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:
Vesting Schedule:
Settlement Schedule:
To accept the Award of RSUs, Participant shall log into Participant’s online brokerage account established at the Company-designated brokerage firm for Participant’s Awards under the Plan and follow the procedure set forth on the brokerage firm’s website to accept the terms of this Award. In addition, Participant shall cause his or her spouse, civil union partner or registered domestic partner, if any, to execute the spousal consent on such website. Currently, the Company-designated brokerage firm is E*TRADE and the applicable website is www.etrade.com.
If Participant fails to follow the procedure set forth in the preceding paragraph, and does not notify the Company within 30 days following the Grant Date that Participant does not wish to accept the Award of RSUs, then Participant will be deemed to have accepted the Award of RSUs, and agreed to be bound by the terms of the Plan, this Grant Notice and the Agreement.
By Participant’s acceptance of this Award of RSUs, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
By:
Print Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
1.1Incorporation of Terms of Plan and Grant Notice. The RSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
2.1Award of RSUs and Dividend Equivalents.
(a)In consideration of Participant’s past and/or continued employment with or service to any member of the Company and its Subsidiaries (the “Company Group”) (each such member, a “Company Group Member”) and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary and extraordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares with a record date that occurs between the Grant Date and the date when the applicable Share underlying the RSU is distributed to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall have a value equal to the amount of cash that is paid as a dividend on one Share. The Dividend Equivalents shall be credited to a book account for Participant in the form of cash unless the Administrator determines to cause the Dividend Equivalents to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409A.
2.2Vesting of RSUs and Dividend Equivalents.
(a)Subject to Participant’s continued employment with or service to a Company Group Member on each applicable vesting date and subject to Section 3.8 and Section 3.15, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Any Dividend

Equivalents provided pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such Dividend Equivalents relate vests.
(b)Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any RSUs and Dividend Equivalents that have not become vested on or prior to the date of Participant’s Termination of Service (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested.
2.3Distribution or Payment of RSUs and Dividend Equivalents.
(a)Participant’s RSUs (including any Dividend Equivalents reinvested in RSUs) shall be distributed in Shares (either in book-entry form or otherwise) and any Dividend Equivalents credited in the form of cash shall be distributed in cash, in each case on the applicable settlement date specified for the applicable RSU as set forth in the Grant Notice or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such date occurs. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Proposed Treasury Regulation Section 1.409A-1(b)(4)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)All distributions of Shares shall be made by the Company in the form of whole Shares, and to the extent that the total number of Shares to be issued in connection with any distribution would otherwise result in a fractional Share, such total number of Shares shall be rounded down to the next whole Share and the number of Shares to be issued in connection with the final settlement date set forth in the Grant Notice shall equal, subject to the rounding convention described in this Section 2.3(b), the excess of (i) the total number of Shares underlying Participant’s RSUs over (ii) the whole number of Shares issued in connection with prior settlement dates.
2.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
2.5Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii)by the deduction of such amount from any cash payments payable pursuant to the Dividend Equivalents or any other compensation payable to Participant;
(iii)with respect to any withholding taxes arising in connection with the distribution of the RSUs, until such time as the Company provides Participant with written or electronic notice that such method of withholding taxes is not permitted, by withholding a net number of Shares otherwise issuable pursuant to the RSUs having a fair market value (as determined by the Company in accordance with applicable law) not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)in any combination of the foregoing.
(b)With respect to any withholding taxes arising in connection with the RSUs or the Dividend Equivalents, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative, or to pay to Participant any cash with respect to any Dividend Equivalents, unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs, the payment of any cash with respect to the Dividend Equivalents or any other taxable event related to the RSUs or the Dividend Equivalents.
(c)In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A.
(d)Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes and social security or national insurance contributions owed in connection with the RSUs and any Dividend Equivalents (including the grant or vesting of the RSUs or Dividend Equivalents or the acquisition or disposal of any Shares), regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the RSUs or the Dividend Equivalents. Participant shall pay any taxes or other amounts that are required by the laws of a jurisdiction in which Participant is subject to taxation to be paid by the Company Group with respect to the grant, vesting or settlement of the RSUs or Dividend Equivalents or the issuance of Shares or cash thereunder, to the extent those taxes or other amounts are permitted to be passed through to the Participant under Applicable Law. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or Dividend Equivalents or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
2.6Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
3.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
3.2RSUs and Dividend Equivalents Not Transferable. The RSUs and the Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. The RSUs may not be hedged, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the RSUs or the underlying Shares. None of the RSUs, the Dividend Equivalents or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Notwithstanding the foregoing, with the consent of the Administrator, the RSUs and the Dividend Equivalents may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require; provided that the RSUs and the Dividend Equivalents may not be transferred for value or consideration. Participant may direct the Company to record the ownership of any Shares underlying the RSUs that vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Administrator.
3.3Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs or Dividend Equivalents in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
3.4Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be delivered electronically through the procedure set forth on the website maintained by the Company-designated brokerage firm for Awards under the Plan or in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be delivered electronically or in writing addressed to Participant at the most recent address on file with the Company for Participant. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
3.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs and Dividend Equivalents are granted and may be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
3.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs or the Dividend Equivalents in any material way without the prior written consent of Participant.
3.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.
3.12Acknowledgment of Nature of Plan and RSUs. In accepting the RSUs, Participant acknowledges that:
(a)the Award of the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) the Company is making under the Plan is unilateral and discretionary and will not give rise to any future obligation on the Company to make further Awards under the Plan to the Participant;
(b)for labor law purposes, subject to Applicable Law, the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for any Company Group Member or any affiliate thereof;
(c)Participant is voluntarily participating in the Plan;
(d)the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not intended to replace any pension rights or compensation;
(e)none of the RSUs, the Dividend Equivalents or any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with any Company Group Member or any affiliate thereof, and any modification of the Plan or this Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment;
(f)the future value of the underlying Shares is unknown and cannot be predicted with certainty. If the RSUs vest and Participant obtains Shares, the value of the Shares acquired may increase or decrease in value; and
(g)in consideration of the grant of the RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of the RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Participant’s employment by any Company Group Member or any affiliate thereof (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases each Company Group Member from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim.
3.13Consent to Personal Data Processing and Transfer. By acceptance of the RSUs, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company Group holds certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Participant is aware that providing the Company with Participant’s Data is necessary for the performance of this Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Company Group will transfer Data to third parties in the course of its or their business, including for the purpose of assisting the Company in the implementation, administration and management of the Plan. However, from time to time and without notice, the Company Group may retain additional or different third parties for any of the purposes mentioned. The Company Group may also make Data available to public authorities where required under Applicable Law. Such recipients may be located in the jurisdiction which Participant is based or elsewhere in the world, which Participant separately and expressly consents to, accepting that outside the jurisdiction which Participant is based, data protection laws may not be as protective as within. Participant hereby authorizes the Company Group and all such third parties to receive, possess, use, retain, process and transfer Data, in electronic or other form, in the course of the Company Group’s business, including for the purposes of implementing, administering and managing participation in the Plan, and including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party to whom Participant may have elected to have payment made pursuant to the Plan. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local human resources representative; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by these RSUs. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.
3.14Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15Section 409A. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to Participant under Section 409A, the Company reserves the right to (without any obligation to do so or to indemnify Participant for failure to do so) (i) adopt such amendments to this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect) that it determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions it determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from Participant or any other individual to the Company or any of its affiliates, employees or agents pursuant to the terms of this Agreement or otherwise. Notwithstanding any provision to the contrary in this Agreement: (i) no amount that constitutes nonqualified deferred compensation (within the meaning of Section 409A) shall be payable hereunder upon a Termination of Service unless the Termination of Service constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury regulations; and (ii) for purposes of Section 409A, Participant’s right to receive any installment payments hereunder shall be treated as a right to receive a series of separate and distinct payments. Notwithstanding any provision to the contrary in this Agreement, if Participant is deemed at the time of the Participant’s separation from service to be a “specified employee” for purposes of Section 409A, to the extent delayed distribution of any of the Shares or cash to which Participant is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such Shares or cash shall not be provided to Participant prior to the earlier of (x) the expiration of the six-month period measured from the date of Participant’s “separation from service” with the Company (within the meaning of Section 409A) or (y) the date of Participant’s death; upon the earlier of such dates, all distributions of Shares or cash deferred pursuant to this sentence shall be paid in a lump sum to Participant, and any remaining distributions of Shares or cash due under this Agreement shall be paid as otherwise provided herein. The determination of whether Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of Participant’s separation from service shall be made by the Company in accordance with the terms of Section 409A (including, without limitation, Section 1.409A-1(i) of the Department of Treasury regulations and any successor provision thereto).
3.16Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
3.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
3.18Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(v) or Section 2.5(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.
3.19Non-U.S. Additional Terms. Notwithstanding the foregoing terms and conditions of this Award, Participant acknowledges that applicable law (including but not limited to rules or regulations governing securities, foreign ownership, foreign exchange, tax, labor or other matters of any jurisdiction in which Participant may be residing or working at the time of grant of or while holding this Award) may prevent or restrict the issuance of Shares under this Award, and neither the Company nor any Subsidiary or affiliate assumes any liability in relation to this Award or any Restricted Stock Units or Shares in such case. Participant also acknowledges that applicable law may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. For the avoidance of doubt, if any provision of the Grant Notice, this Agreement or the Foreign Appendix, if applicable, is not lawful in the jurisdiction in which Participant may be residing or working at the time of grant of or while holding this Award, then such provision will not apply to this Award, subject to Section 3.16.
3.20Clawback. The RSUs, any Shares distributed in settlement of the RSUs, any proceeds from the sale of Shares distributed in settlement of the RSUs and any payments in respect of the Dividend Equivalents will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder or any other applicable law, whether or not such clawback policy was in place on the Grant Date.
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